Exhibit 31.2
Certification Pursuant to Rule
13a-14 under the Securities
Exchange Act of 1934
I, William C. Denninger, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Kaman Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	February 27, 2013	By:	/s/ William C. Denninger
William C. Denninger
Executive Vice President and
Chief Financial Officer